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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   LINEO, INC.

     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was adopted by the Corporation's Board of Directors and its stockholders in accordance with Section 228 thereof. This Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of the Corporation.

                                    ARTICLE I

     The name of this corporation is Lineo, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     4.1 AUTHORIZED CAPITAL. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 130,000,000 shares, consisting of 100,000,000 shares of Common Stock, $.001 par value (the "Common Stock") and 30,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock").

     4.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

          (a) DIVIDENDS. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any


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dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

          (b) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

          (c) CONVERSION. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

          (d) REDEMPTION. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

          (e) VOTING RIGHTS. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                    ARTICLE V

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                   ARTICLE VII

     1. LIMITATION OF LIABILITY. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. INDEMNIFICATION. To the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such directors, officers and agents (and any


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other person to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification provisions and advancement of expenses permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory and non-statutory) with respect to actions for breach of duty to a corporation, its stockholders and others.

     3. AMENDMENTS. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VIII

     The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this Corporation.

     The Board of Directors shall be set at five (5). Effective upon the date that the Corporation becomes a Public Company, as defined below, the Board of Directors shall be divided into three (3) classes, as determined by the Board of Directors, with said classes to be as equal in number as may be possible, which classes shall be elected for the terms set forth below:

                      Class                              Term
                      -----                              ----
                      Class 1                            1 Year
                      Class 2                            2 Years
                      Class 3                            3 Years

Thereafter, each Director's term shall be three (3) years, and each Director shall serve for the term he or she was elected and thereafter until his or her successor is elected and qualified (or the number of directors is reduced), or until his or her death, resignation or removal from office. Directors need not be stockholders of the Corporation or residents of the State of Delaware. Written ballots are not required in the election of Directors. For purposes of this Restated Certificate of Incorporation, the Corporation shall be a "Public Company" at such time and for so long as it has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act"), or is otherwise subject to the reporting requirements of Section 15(d) of the Exchange Act.

     Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or in which the vacancy occurred and thereafter until such Director's successor shall have been elected and qualified (or the number of directors is reduced). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


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                                   ARTICLE IX

     In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by vote of a majority of the Board of Directors. In addition, the bylaws may be amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                    ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

     Any Director or the entire Board of Directors may be removed with or without cause by the holders of not less than a majority of the shares then entitled to vote at an election of Directors; PROVIDED, HOWEVER, beginning at such time and for so long as the Corporation is a Public Company (as defined in Article VIII), no Director may be removed without "Cause," as defined below. Such action may be taken at any regular or special meeting of the stockholders of the Corporation, or by unanimous written consent in lieu of a meeting, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director(s) in the event of removal for Cause, shall have been duly given to the stockholders together with or as a part of the notice of the meeting.

     Where a question of the removal of a Director for Cause is to be presented for stockholder consideration while the Corporation is a Public Company, an opportunity must be provided to such Director to present his or her defense to the stockholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

     For purposes of this Article XI, "Cause" for removal shall be limited to
(a) action by a Director involving willful malfeasance having a material adverse effect on the Corporation or (b) a Director being convicted of a felony; provided that any action by a Director shall not constitute "Cause" if, in good faith, such Director believed such action to be in or not opposed to the best interests of the Corporation, or if a Director shall be entitled, under applicable law or the Restated Certificate of Incorporation or Bylaws of the Corporation, to be indemnified with respect to such action.

                                   ARTICLE XII

     Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chairman of the Board or a majority of the Board.


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                                      * * *

     This Restated Certificate of Incorporation shall become effective at 8:59 a.m. EST on _________, 2000.

                                      * * *

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Restated Certificate of Incorporation this ___ day of __________, 2000.


                                           -------------------------------
                                           Name:  Matthew R. Harris
                                           Title:  Secretary